EXHIBIT 11.2


                 COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE




                                                                    Three Months
                                                                       Ended
                                                                      March 31,
                                                                        1997
                                                                    ------------
Shares

Weighted average number of common
   shares outstanding                                                  3,948,703

Additional shares assuming conversion of:
   Stock options                                                         167,833

Weighted average shares outstanding                                    4,116,536
                                                                      ----------
Net income                                                            $1,054,000
                                                                      ==========

Fully diluted earnings per share                                      $     0.26
                                                                      ==========